UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2021

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGFV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 7, 2021, the Board of Directors (the “Board”) of Big 5 Sporting Goods Corporation (the “Company”) appointed Lily W. Chang as a Class B Director on the Board. Ms. Chang’s term will expire at the Company’s 2022 annual meeting of stockholders. Ms. Chang has also been appointed to the Audit Committee of the Board. The Board has determined that Ms. Chang satisfies the requirements for independence set forth in the rules of the NASDAQ Stock Market LLC.

Ms. Chang is currently the Chief Portfolio Services Officer of Leonard Green & Partners (“LGP”), which she joined in 2004. In her role at LGP, she leads collaborative efforts to drive results and innovation with portfolio companies across a broad array of industries, including retail and consumer services. Additionally, since 2018, she has served as a member of the Board of Directors of JOANN Stores, a publicly traded specialty retailer of fabrics and crafts. Prior to joining LGP, Ms. Chang worked in strategy and planning roles at Nissan North America and Nissan Motor Acceptance Corporation, was a partner with eCompanies Venture Group, and held finance and management positions with The Walt Disney Company and Procter & Gamble.

There are no arrangements or understandings between Ms. Chang and any other person(s) pursuant to which she was appointed as a director. Since the beginning of fiscal 2020, the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Chang, or members of her immediate family, had or will have a direct or indirect material interest.

Concurrently with her appointment to the Board, Ms. Chang was granted options to purchase 10,000 shares of the Company’s common stock at a price of $24.72 per share. The options were issued under the Company’s 2019 Equity Incentive Plan.

In addition, Sandra N. Bane, a member of the Board, has informed the Company that she intends to retire from the Board, effective November 15, 2021. Ms. Bane’s anticipated retirement did not result from any disagreement with the Company relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release regarding the appointment of Ms. Chang and the anticipated retirement of Ms. Bane on October 8, 2021. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 8, 2021, issued by Big 5 Sporting Goods Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: October 8, 2021

/s/ Barry D. Emerson
Barry D. Emerson
Executive Vice President, Chief Financial Officer and Treasurer